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                                                                  EXHIBIT 10.14

                                                                  March 15, 2002

                                  AVIDYN, INC.

                          CALENDAR YEAR 2002 BONUS PLAN
                         FOR JOE HENSLEY AND RANDY KURTZ

In order to provide Joe Hensley (JH) and Randy Kurtz (RK) incentive to cause AVIDYN, Inc. to reach certain financial goals set forth in the attached document, the following quarterly bonus plan is being adopted:

         1. For the first quarter of calendar year 2002, if the net operating loss for the first three months of the year equals or is less than $(322,762), JH will receive a bonus of $5,000 and RK will receive a bonus of $2,000. If the net operating loss is greater than $(322,762), no bonuses will be paid for the first quarter of calendar year 2002.

         2. For the second quarter of calendar year 2002, if net operating loss for the second three months of the year equals or is less than $(150.939), JH will receive a bonus of $5,000 and RK will receive a bonus of $2,000. If the net operating loss is more than $(150,939), no bonuses will be paid for the second quarter of calendar year 2002.

         3. For the third quarter of calendar year 2002, if net operating income for the third three months of the year equals or exceeds $66,037, JH will receive a bonus of $10,000 and RK will receive a bonus of $4,000. If net operating income for the third three months of the year does not equal or exceed $66,037, no bonuses will be paid for the third quarter of calendar year 2002.

         4. For the fourth quarter of calendar year 2002, if net operating income for the fourth three months of the year equals or exceeds $49,765, JH will receive a bonus of $15,000 and RK will receive a bonus of $6,000. If the net operating income for the forth three months of the year does not equal or exceed $49,756, no bonuses will be paid for the fourth quarter of calendar year.

The compensation committee of the board of directors of AVIDYN, Inc. shall have the right to review the quarterly financial statements to determine that no unusual items need to be considered in determining net operation income or loss for any calendar quarter.

If bonuses are payable for a calendar quarter under this plan, such bonuses will be paid within sixth days after the close of such calendar quarter.